EXHIBIT 32.2
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 by Principal Financial Officer
In connection with the Annual Report on Form 10-K of OvaScience, Inc. (the "Company") for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Jeffrey Young, as principal financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 26, 2016

/s/ JEFFREY YOUNG
Jeffrey Young
Chief Financial Officer
(Principal financial and accounting officer)